Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our report dated July 7, 2009, with respect to the financial statements and supplemental schedule of the Hanesbrands Inc. Retirement Savings Plan on Form 11-K for the year ended December 31, 2008. We hereby consent to the incorporation by reference of said report in the Registration Statement of Hanesbrands Inc. on Form S-8 (File No. 333-137143, effective September 6, 2006).
/s/ Grant Thornton LLP
Greensboro, North Carolina
July 7, 2009